                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                           --------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 2, 2002


                                   SEITEL, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                         0-14488                 76-0025431
----------------------------       ---------------       ----------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)          Identification No.)



50 Briar Hollow Lane, 7th Floor, West Building, Houston, TX            77027
-----------------------------------------------------------            -----
           (Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code:  (713) 881-8900
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On August 2, 2002, pursuant to the terms of a Purchase and Sale Agreement, dated July 3, 2002 (the "Agreement"), by and between DDD Energy, Inc. ("DDD Energy"), a wholly owned subsidiary of Seitel, Inc. ("Seitel" or the "Company") involved in the direct exploration and production of oil and gas, and Rising Star Energy, L.L.C. ("Rising Star"), the Company completed its sale of a majority of the assets of DDD Energy to Rising Star for cash proceeds of $23.8 million. The Agreement also grants Rising Star the option, exercisable within 30 days of closing, to purchase additional assets of DDD Energy for up to $15 million, or to enter into a joint venture with the Company related to these additional assets. If Rising Star elects to exercise its option to enter into a joint venture with Seitel under the terms of the Agreement, the joint venture agreement, subject to mutual agreement between the parties, may provide for (a) Seitel to contribute all of its remaining oil and gas assets to the joint venture and (b) a process requiring Rising Star to present an offer to Seitel to
(i) purchase Seitel's interest in the joint venture or (ii) sell Rising Star's interest in the joint venture to Seitel. In either case, this process would conclude by December 31, 2002. Seitel intends to completely divest itself of any remaining oil and gas assets (including, if applicable, Seitel's interest in any such joint venture) that are not sold to Rising Star by September 2, 2002, by selling such assets to one or more third parties as promptly as possible, and in no event, later than June 30, 2003.

     In connection with the completion of the foregoing disposition of assets, the Company issued the press release filed herewith as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(b) Pro Forma Financial Information.

SEITEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2002
(In thousands, except share and per share amounts)



                                                               Historical       Historical    Pro Forma       Pro Forma
                                                                Seitel          E&P Group     Adjustment        Seitel
                                                               ----------      -----------   -----------     ------------
ASSETS
   Cash and cash equivalents                                   $   7,169        $      -     $ 21,198(a)       $ 28,367
   Receivables
      Trade, net                                                  41,411               -            -            41,411
      Notes and other, net                                           660               -            -               660
   Net seismic data library                                      415,968               -            -           415,968
   Net other property and equipment                               22,366               -            -            22,366
   Oil and gas operations held for sale                           32,075         (32,075)           -                 -
   Investment in marketable securities                             1,341               -            -             1,341
   Deferred income taxes                                          18,839               -            -            18,839
   Prepaid expenses, deferred charges and other                   11,367               -            -            11,367
                                                               ---------        --------     --------          --------
   TOTAL ASSETS                                                $ 551,196        $(32,075)    $ 21,198          $540,319
                                                               =========        ========     ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable and accrued liabilities                    $  42,559        $      -     $ (6,130)(a)      $ 36,429
   Income taxes payable                                            1,082               -            -             1,082
   Oil and gas operations held for sale                            4,747          (4,747)           -                 -
   Debt
      Senior notes                                               255,000               -            -           255,000
      Line of credit                                                 770               -            -               770
      Term loans                                                  10,210               -            -            10,210
      Financial guaranty                                             540               -            -               540
   Obligations under capital leases                                8,616               -            -             8,616
   Deferred revenue                                               75,321               -            -            75,321
                                                               ---------        ---------    --------         ---------
TOTAL LIABILITIES                                                398,845          (4,747)      (6,130)          387,968
                                                               ---------        ---------    --------         ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, par value $.01 per share; authorized
      5,000,000 shares; none issued                                    -               -            -                 -
   Common stock, par value $.01 per share; authorized
      50,000,000 shares; issued and outstanding
       25,811,601                                                    258               -            -               258
   Additional paid-in capital                                    166,465               -            -           166,465
   Retained earnings (deficit)                                    (6,542)        (27,328)      27,328(a)         (6,542)
   Treasury stock, 435,918 shares at cost                         (5,373)              -            -            (5,373)
   Notes receivable from officers and employees                   (2,285)              -            -            (2,285)
   Accumulated other comprehensive loss                             (172)              -            -              (172)
                                                               ---------       ---------     --------         ---------
TOTAL STOCKHOLDERS' EQUITY                                       152,351         (27,328)      27,328           152,351
                                                               ---------       ---------     --------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 551,196       $ (32,075)    $ 21,198         $ 540,319
                                                               =========       =========     ========         =========

    The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

SEITEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Year Ended December 31, 2001
(In thousands, except per share amounts)

                                                                 Historical     Historical      Pro Forma       Pro Forma
                                                                   Seitel       E&P Group      Adjustments        Seitel
                                                                 ----------     ----------     -----------      ---------
REVENUE                                                         $  136,329       $  21,091       $       -      $ 115,238

EXPENSES
   Depreciation, depletion and amortization                         60,713          10,802          11,145(b)      61,056
   Impairment of oil and gas properties                             40,433          40,433               -              -
   Cost of sales                                                     5,465           4,269               -          1,196
   Selling, general and administrative expenses                     36,828           3,208               -         33,620
   Special charges                                                   1,265               -               -          1,265
                                                                 ---------       ---------       ---------      ---------
                                                                   144,704          58,712          11,145         97,137
                                                                 ---------       ---------       ---------      ---------

INCOME (LOSS) FROM OPERATIONS                                       (8,375)        (37,621)        (11,145)        18,101

Interest expense, net                                              (13,102)            (39)          1,984(c)     (11,079)
                                                                 ---------       ---------       ---------      ---------

Income (loss) before provision for income taxes                    (21,477)        (37,660)         (9,161)         7,022
(Benefit) provision for income taxes                                (6,484)        (13,181)         (3,206)(d)      3,491
                                                                 ---------       ---------       ---------      ---------
Net income (loss)                                                $ (14,993)      $ (24,479)      $  (5,955)     $   3,531
                                                                 =========       =========       =========      =========
Net income (loss) per common share (basic and diluted)           $    (.60)                                     $     .14
                                                                 =========                                      =========

Weighted average number of common and
   common equivalent shares (basic and diluted)                     24,986                                         24,986
                                                                 =========                                      =========

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

SEITEL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Six Months Ended June 30, 2002
(In thousands, except per share amounts)


                                                                         Historical      Pro Forma       Pro Forma
                                                                           Seitel       Adjustments        Seitel
                                                                         ----------     -----------     ------------
REVENUE                                                                  $   69,615     $        -      $   69,615

EXPENSES

   Depreciation, depletion and amortization                                  38,161              -          38,161
   Cost of sales                                                                230              -             230
   Selling, general and administrative                                       25,946              -          25,946
   Impairment of seismic data library                                        25,696              -          25,696
   Special charges                                                            8,787              -           8,787
                                                                         ----------     ----------      ----------
                                                                             98,820              -          98,820
                                                                         ----------     ----------      ----------

LOSS FROM OPERATIONS                                                        (29,205)             -         (29,205)

Interest expense, net                                                       (10,184)           975(c)       (9,209)
Loss on sale of marketable securities                                           (82)             -             (82)
                                                                         ----------     ----------      ----------

Income (loss) from continuing operations before provision for income
      taxes and cumulative effect of change in accounting principle         (39,471)           975         (38,496)
Provision (benefit) for income taxes                                        (12,155)           341(d)      (11,814)
                                                                         ----------     ----------      ----------

Income (loss) from continuing operations before cumulative
      effect of change in accounting principle                           $  (27,316)    $      634      $  (26,682)
                                                                         ==========     ==========      ==========

Net loss from continuing operations before cumulative effect
      of change in accounting principle per share basic and diluted:     $    (1.08)                    $    (1.06)
                                                                         ==========                     ==========

Weighted average number of common and common equivalent shares
     (basic and diluted):                                                    25,223                         25,223
                                                                         ==========                     ==========

 The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                          SEITEL, INC. AND SUBSIDIARIES
         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

Note A - Disposition of E&P Group

Seitel, Inc. ("Seitel" or the "Company") conducts direct oil and gas exploration and production operations through DDD Energy, Inc. ("DDD Energy") and one other wholly owned subsidiary, which are hereinafter referred to collectively as the "E&P Group."

In June 2002, the Board of Directors of Seitel unanimously adopted a plan to dispose of the Company's oil and gas operations by sale. On August 2, 2002, pursuant to the terms of a Purchase and Sale Agreement, dated July 3, 2002 (the "Agreement"), by and between DDD Energy, Inc. ("DDD Energy"), a wholly owned subsidiary of Seitel, Inc., and Rising Star Energy, L.L.C. ("Rising Star"), the Company completed its sale of a majority of the assets of DDD Energy to Rising Star for cash proceeds of $23.8 million. The $23.8 million received by Seitel on August 2, 2002 represents consideration for certain of DDD Energy's assets and reimbursement to Seitel of certain capital expenditures that Seitel made prior to closing. Additionally, the consideration paid is subject to adjustment within 90 days of closing. The Agreement also grants Rising Star the option, exercisable within 30 days of closing, to purchase additional assets of DDD Energy for up to $15 million, or to enter into a joint venture with the Company related to these additional assets. If Rising Star elects to exercise its option to enter into a joint venture with Seitel under the terms of the Agreement, the joint venture agreement, subject to mutual agreement between the parties, may provide for (a) Seitel to contribute all of its remaining oil and gas assets to the joint venture and (b) a process requiring Rising Star to present an offer to Seitel to (i) purchase Seitel's interest in the joint venture or (ii) sell Rising Star's interest in the joint venture to Seitel. In either case, this process would conclude by December 31, 2002. Seitel intends to completely divest itself of any remaining oil and gas assets (including, if applicable, Seitel's interest in any such joint venture) that are not sold to Rising Star by September 2, 2002, by selling such assets to one or more third parties as promptly as possible, and in no event, later than June 30, 2003.

As discussed above, the Company sold the majority of the assets of DDD Energy, which constituted the substantial majority of the E&P Group's operations, on August 2, 2002. The DDD Energy assets that were sold comprised approximately
95% and 89% of the E&P Group's 2001 revenues and assets as of June 30, 2002, respectively. As discussed above, Rising Star has an option, which expires on September 2, 2002, to purchase or otherwise acquire the remaining assets of DDD Energy, Inc. and the assets of another oil and gas subsidiary of Seitel. If Rising Star does not acquire the remaining assets of the E&P Group pursuant to its option, the Company intends to dispose of such remaining assets by sale prior to June 30, 2003. Due to (a) the Company's inability to determine with precision which and how many assets, if any, will be acquired by Rising Star pursuant to its option, (b) the insignificance of the assets that remain after the August 2, 2002 closing and (c) the determination by the Company and probability that any remaining E&P Group assets will be promptly divested, the accompanying unaudited pro forma condensed consolidated financial statements assume the disposition of all of the E&P Group. Accordingly, the Company has assumed, in the accompanying unaudited pro forma condensed consolidated financial statements, that the disposition yielded the Company total cash consideration of approximately $27.3 million, which represents the $23.8 million received by the Company in connection with the August 2, 2002 closing plus the estimated fair value of the remaining assets of the E&P Group. Due to the inherent uncertainty with respect to (a) if, how and to what extent Rising Star exercises its option, and (b) the manner in which the Company may sell any remaining assets, the cash proceeds that the Company ultimately receives as consideration for the E&P Group may differ from $27.3 million.

Note B - Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are based on adjustments to the historical condensed consolidated financial statements of Seitel to give effect to the disposition of the E&P Group. The Company's financial statements have been prepared on a basis that assumes the Company will continue as a going concern. The Company is not in compliance with various covenants in its debt agreements. The independent auditors' report on the Company's 2001 financial statements contains a "going concern" qualification based on the Company's non-compliance with its debt agreements, which indicates their belief that there is substantial doubt about the Company's ability to continue to recover assets and satisfy liabilities in the normal course of business. The Company's independent auditors have advised the Company that, if its non-compliance with its debt agreements is not satisfactorily resolved, its report relative to the Company's December 31, 2002 financial statements would include a "going concern" qualification. The Company is working with its lenders toward a long-term modification of the Senior Note Agreements, but there can be no assurance that the Company will be successful in its negotiations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts of liabilities that may result from the outcome of the uncertainty.

In its financial statements as of and for the six months ended June 30, 2002, the Company reported the E&P Group as a discontinued operation under SFAS No.
144. In addition, the Company adopted a new accounting principle with respect to the amortization of its created seismic database as of January 1, 2002. Pursuant to Rule 11-02 of the Securities and Exchange Commission's Regulation S-X regarding the preparation of pro forma financial statements, the accompanying unaudited pro forma condensed consolidated statements of income do not include
(a) the loss from discontinued operations related to the E&P Group for the six months ended June 30, 2002, or (b) the cumulative effect of a change in accounting principle that the Company reported as of January 1, 2002, although there is a pro forma adjustment to reflect the adoption of that change in accounting principle as though it occurred as of the beginning of 2001. Under the same Rule, the Company has not included a column to eliminate the income statement of the E&P Group for the six months ended June 30, 2002 since the E&P Group was reported as a discontinued operation by Seitel.

Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Seitel included in Seitel's Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2001 and Seitel's Quarterly Report on Form 10-Q for the three months ended June 30, 2002.

The unaudited pro forma condensed consolidated balance sheet assumes the E&P Group disposition was consummated on June 30, 2002, and the unaudited pro forma condensed consolidated statements of income assume the E&P Group disposition occurred on January 1, 2001. The pro forma condensed consolidated statements of income are not necessarily indicative of results that would have been obtained had the disposition been consummated as of the beginning of each of the periods presented, nor are they necessarily indicative of future operations.



Note C - Pro Forma Adjustments

The following is a summary of pro forma adjustments:

Consolidated balance sheet:

     a. To reflect the assumed cash consideration of $27.3 million received by Seitel from the disposition of the E&P Group and the application of a portion of those proceeds to pay accrued interest as of June 30, 2002, as required by the Noteholder Consent.

Consolidated statements of operations:

     b. To reflect, in 2001, additional amortization expense attributable to the change in accounting principle relative to the amortization of created seismic data, which was adopted by the Company effective January 1, 2002.

     c. To reflect reduced interest expense from the use of $27.3 million of assumed cash proceeds to reduce long-term debt outstanding at the beginning of each of the periods. This long-term debt bore average interest rates of 7.3% and 7.1% for the year ended December 31, 2001 and the six months ended June 30, 2002, respectively.

     d.   To reflect the income tax effect of the pro forma adjustments.

(c) Exhibits.

         Exhibit 99.1    Press release of Seitel, Inc., dated August 5, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SEITEL, INC.



Date: August 19, 2002              By: /s/ Kevin S. Fiur
                                     ---------------------------------
                                  Name: Kevin S. Fiur
                                  Title:   President and Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit 99.1      Press release of Seitel, Inc., dated August 5, 2002.